SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2018

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ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 382-7366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Enterprise Diversified, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2018, Jeremy K. Gold had notified the Company on October 4, 2018 of his resignation as a Director of the Company, which was to become effective on November 8, 2018 prior to the regular meeting of the Board of Directors then-scheduled for that date. Accordingly, Mr. Gold’s resignation as a Director of the Company, including as to his membership on the Governance, Compensation and Nomination Committee of the Board of Directors (the “GCN Committee”) and his membership on, and his office as the Chairman of, the Audit Committee of the Board of Directors (the “Audit Committee”), became effective on Thursday, November 8, 2018, prior to the meeting of the Board of Directors on that date. As previously reported, Mr. Gold’s resignation was for various personal reasons, and was not on account of any disagreement with the Board of Directors or the Company concerning any matter relating to the Company’s operations, policies or practices, or otherwise.

In addition, Jeffrey I. Moore has resigned as a Director of the Company, following notice of resignation tendered to the Company on Saturday, November 3, 2018. Mr. Moore’s resignation was effective on Thursday, November 8, 2018, also prior to the meeting of the Board of Directors on that date. While the timing of Mr. Moore’s resignation coincided with the matters previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2018 concerning the Company’s wholly-owned subsidiary, Mt Melrose, LLC, Mr. Moore’s resignation was not on account of any disagreement with the Board of Directors or the Company concerning any matter relating to the Company’s operations, policies or practices, or otherwise. Mr. Moore provided commentary concerning these matters in the Company’s November 7, 2018 press release, as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2018.

On Thursday, November 8, 2018, the Board of Directors of the Company, acting unanimously, appointed Chief Executive Officer, G. Michael Bridge, as and to serve as a Director of the Company for an interim term expiring at the 2019 Annual Meeting of Stockholders, filling one of the two vacancies on the Board of Directors occurring as a result of the above-noted resignations of Mr. Gold and Mr. Moore. Mr. Bridge does not have any material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Bridge and any other person pursuant to which he was appointed as a Director.

Also on Thursday, November 8, 2018, the Board of Directors of the Company, acting unanimously, appointed Director, Jeremy K. Deal, to serve as the Chairman of the Audit Committee, filling the vacancy in that office occurring as a result of the above-noted resignation of Mr. Gold. Mr. Deal has been a member of the Audit Committee since March 29, 2018, and in addition to now serving as the Chairman of the Audit Committee, Mr. Deal continues to be a member of, and to serve as the Chairman of, the GCN Committee, as well.

By virtue of the above matters, the Company currently has one vacancy on its Board of Directors, and the Board of Directors currently has one vacancy on its GCN Committee. The Board of Directors of the Company currently is evaluating the appropriate criteria for its consideration of candidates to fill such vacancy.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits – not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018		ENTERPRISE DIVERSIFIED, INC.

	By:	/s/ G. Michael Bridge
G. Michael Bridge
Chief Executive Officer